SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                     September 29, 2003 (September 16, 2003)
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                                 CNE Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)
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          Delaware                       1-9224                  56-2346563
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(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

200 West 57th Street, Suite 507
       New York, New York                                               10019
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(Address of Principal Executive Offices)                              (Zip Code)


                                  212-977-2200
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               Registrant's telephone number, including area code


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         (Former name or former address, if changed since last report)



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Item 5. Other Information
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On August 26, 2003, CNE Group, Inc. (the "Company") received notice from the
American Stock Exchange Staff indicating that at June 30, 2003 it was below certain of the Exchange's continuing listing standards, specifically its Stockholders' Equity being less than $6,000,000. The Exchange afforded the Company the opportunity to demonstrate its ability to regain compliance by the filing date of its Form 10-Q for the three and nine month periods ending September 30, 2003, and on September 16, 2003 determined that the Company's submissions provided a reasonable basis for the Company to regain compliance within the prescribed period. Failure to regain compliance with the continuing listing standards by the prescribed date could result in the Company's securities being delisted from the American Stock Exchange.

The Company's Stockholders' Equity was $2,070,000 at June 30, 2003. Subsequent significant events as reported in the Company's Form 10-Q for the six months ended June 30, 2003 and Form 8-K filings on July 28, 2003 and September 18, 2003, in the aggregate, have added $5,078,000 to the Company's Stockholders' Equity. These filings relate to the effects of the settlement of a tax assessment ($900,000), restructuring of certain debentures and notes payable ($3,588,000), and a gain recognized on the sale of a subsidiary ($590,000).

Based on the events described in these filings and the anticipated results of operations for the three-month period ending September 30, 2003, the Company believes that its Stockholders' Equity should exceed $6,000,000 and, accordingly, be in compliance with the Exchange's continuing listing requirements by the prescribed date.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 CNE GROUP, INC.



Date:  September 29, 2003             By:     /s/George W. Benoit
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                                              George W. Benoit,
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer



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